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                          [Bank of America Letterhead]



TO:       Horizon/CMS Healthcare Corporation ("Counterparty")
          Attn: Ernest Schofield
          Rapidfax: (505) 881-5097

FROM: Bank of America National Trust and Savings Association ("BofA") 185 Berry Street
          San Francisco, CA 94107
          Derivative Products Operations
          Phone No.: (415) 624-1111
          Rapidfax No.: (415) 624-1101

DATE:     October 18, 1995

RE:       USD 200,000,000.00 Swap Transaction

Dear Sir/Madam:

     The purpose of this letter agreement is to confirm the terms and conditions of the Transaction entered into between us on the Trade Date specified below (the "Swap Transaction"). This letter agreement constitutes a "Confirmation" under the ISDA Agreement defined below.

     The definitions and provisions contained in the 1991 ISDA Definitions (as published by the International Swaps and Derivative Association, Inc. ("ISDA")) are incorporated into this Confirmation. In the event of any inconsistency between those definitions and provisions and this Confirmation, this Confirmation will govern.

     1. The parties agree that the Swap Transaction described in this Confirmation constitutes their binding obligations. Except as set forth in this Confirmation, the Swap Transaction shall be subject to all the terms and conditions of the form of the master agreement entitled "Master Agreement" ("Multicurrency-Cross Border" version) as published in 1992 by the International Swaps and Derivative Association, Inc., (and herein called the "ISDA Agreement"), excluding the "Schedule" thereto, Counterparty and BofA shall negotiate a Schedule and upon agreement shall sign the ISDA Agreement including the Schedule so negotiated and agreed upon (hereinafter called the "Agreement"), whereupon this Confirmation shall be deemed automatically, without further action of any party, to be a Confirmation under the Agreement; provided, however, that, unless and until Counterparty and BofA agree upon and sign the Agreement, the preceding sentence shall have full force and effect.

     THIS FACSIMILE TRANSMISSION WILL BE THE ONLY WRITTEN COMMUNICATION REGARDING THIS SWAP TRANSACTION. Pursuant to ISDA guidelines, this facsimile transmission will be sufficient for all purposes to evidence a binding supplement to

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the Agreement.  However, should you have an internal requirement for confirmations with an original signature, we request that you sign and return this Confirmation by facsimile, whereupon, we will add an original signature to the fully executed Conformation, and forward it to you by mail.

     2. The terms of the particular Swap Transaction to which this Confirmation relates are as follows:

Notional Amount:                           USD 200,000,000.00
Trade Date:                                October 16, 1995
Effective Date:                            October 18, 1995
Termination Date:                          October 20, 1997, subject to
                                           adjustment in accordance with
                                           the Modified Following
                                           Business Day Convention

First Floating Amounts:

     Floating Rate Payer:                  BofA

     Cap Rate:                             8.0000%

     Floating Rate Payer
         Payment Dates:                    The 18th of every January, April,
                                           July and October, beginning with
                                           January 18, 1996 and ending on and
                                           including the Termination Date

     Floating Rate Option:                 USD-LIBOR-BBA

     Designated Maturity:                  Three (3) Months

     Floating Rate Day Count Fraction:     Actual/360

     Reset Dates:                          First day of each Calculation
                                           Period

     Compounding:                          Inapplicable

Second Floating Amounts:

     Floating Rate Payer:                  Counterparty

     Floor Rate:                           4.57000%

     Floating Rate Payer
         Payment Dates:                    The 18th of every January, April,
                                           July and October, beginning with
                                           January 18, 1996 and ending on and
                                           including the Termination Date

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     Floating Rate Option:                 USD-LIBOR-BBA

     Designated Maturity:                  Three (3) Months

     Floating Rate Day Count Fraction:     Actual/360

     Reset Dates:                          First day of each Calculation
                                           Period

     Compounding:                          Inapplicable

Business Day:                              New York and London

Business Day Convention:                   Modified Following

Calculation Agent:                         BofA

3.   Account Details

     Payments to BofA:                     Fed Funds to Bank of America NT and
                                           SA San Francisco ABA NO. 1210-0035-8
                                           BISD Acct. No. 33006-83980 Attn:
                                           IRS Operations

     Payments to Counterparty:             Fed Funds to Sunwest Bank of
                                           Albuquerque N.A. ABA No. 1070-0032-7
                                           A/C Horizon Healthcare Corporation
                                           Acct. No. 0162340897

4.   Offices:

     Office of BofA:                       The San Francisco Head Office

     Office of Counterparty:               Albuquerque, New Mexico

OTHER PROVISIONS APPLICABLE TO BOFA

Specified Entities of BofA:                None

Credit Support Document(s)
Relating to BofA:                          None

Credit Support Provider Relating
to BofA:                                   None

Agreements of BofA:                        As per Section 4 of the ISDA
                                           Agreement.

Representations of BofA:                   As per Section 3 of the ISDA
                                           Agreement.




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OTHER PROVISIONS APPLICABLE TO COUNTERPARTY

Specified Entities of Counterparty:          As may be indicated in the
                                             Agreement, if at all.

Credit Support Documents(s)
Relating to Counterparty:                    As may be indicated in the
                                             Agreement, if at all.

Credit Support Provider Relating to
Counterparty:                                As may be indicated in the
                                             Agreement, if at all.

Agreements of Counterparty:                  As per Section 4 of the ISDA
                                             Agreement.

Representations of Counterparty:             As per Section 3 of the ISDA
                                             Agreement.

OTHER PROVISIONS (GENERAL)

(A)  Other Agreements:                       Corporate Resolution, Specimen
                                             Signature Certificate and other
                                             documentation as indicated in
                                             the Agreement, if at all.

(B)  Events of Default:                      As per Section 5 of the ISDA
                                             Agreement and Cross Default as
                                             indicated in the Agreement, if at
                                             all.

(C)  Termination Events:                     All the Termination Events
                                             specified in Section 5(b) of the
                                             ISDA Agreement will apply
                                             (including Credit Event Upon
                                             Merger).

(D)  Early Termination:                      As per Section 6 of the ISDA
                                             Agreement, it being the parties'
                                             intent that Section 6 apply to all
                                             outstanding Swap Transactions
                                             before (as well as after) execution
                                             of the Agreement.

(E)  Tax Representations:                    Counterparty and BofA make the
                                             Payer Representations contained
                                             in Part 2 of the Schedule to the
                                             ISDA Agreement.  Payee
                                             Representations may be indicated
                                             in Part 2 of the Schedule to the
                                             Agreement, if applicable.

(F)  Tax Agreements of BofA
         and Counterparty:                   As may be indicated in the
                                             Agreement if at all.
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(G)  Variations to the ISDA
         Agreement:                          BofA has made certain amendments to
                                             the ISDA Agreement which it
                                             believes are of a noncontentious
                                             nature.  These amendments will
                                             be specified in the draft Agreement
                                             to be sent by BofA to Counterparty.

(H)  Documentation:                          This Confirmation will constitute a
                                             binding agreement with respect to
                                             the Swap Transaction described
                                             herein.  Without prejudice to the
                                             preceding sentence, Counterparty
                                             and BofA will Negotiate in good
                                             faith to enter into the Agreement
                                             as soon as practicable after the
                                             date of this Confirmation.

     Please confirm your agreement to be bound by the terms stated herein by executing the copy of this Confirmation enclosed for that purpose and returning it to us or by sending to us a telex or letter, within 24 hours of receipt of this Confirmation to Bank of America NT & SA San Francisco Telex No. 249839 Answer Bank OPRST UR or Rapidfax No. 415-624-1101 Attention:
Derivative Products Operations, substantially in the form below:

Quote

     We acknowledge receipt of your rapidfax dated October 18, 1995 with respect to the Swap Transaction entered into on October 16, 1995 between Horizon/CMS Healthcare Corporation and Bank of America National Trust and Savings Association with a Notional Amount of USD 200,000,000.00 and a Termination Date of October 20, 1997, and confirm our agreement to be bound by the terms specified in such rapidfax. We also confirm that the Basic Representations provided in Section 3(a) of the ISDA Agreement are true with respect to the Swap Transaction.

Unquote

     This Confirmation shall be conclusively deemed accurate and complete by Counterparty if not objected to within two (2) Business Days from the date of receipt.

                              Yours sincerely,

                              For and on behalf of:
                              Bank of America National
                              Trust and Savings Association


                         By:         /s/ Scott K. Rosebrook
                               ----------------------------------
                         Name:          Scott K. Rosebrook
                               ----------------------------------
                         Title:           Vice President
                               ----------------------------------
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Confirmed as of the
date first above written:
Horizon/CMS Healthcare Corporation

By:                                By:       /s/ Ernest A. Schofield
      --------------------------        -----------------------------------
Name:                              Name:       Ernest A. Schofield
      --------------------------        -----------------------------------
Title:                             Title:  Senior Vice President and CFO
      --------------------------         ----------------------------------